Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference  in this Amendment No. 1 to Registration Statement (No. 333-200016) on Form S-3 of Primo Water Corporation of our report dated March 17, 2014, relating to our audits of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Primo Water Corporation for the year ended December 31, 2013.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Raleigh, North Carolina

December 5, 2014